UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

MFS® MUNICIPAL SERIES TRUST

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	4)	Date Filed:

MFS® Tennessee Municipal Bond Fund

(the “Tennessee Municipal Bond Fund”)

111 Huntington Avenue

Boston, MA 02199

We recently sent you proxy materials regarding a Special Meeting of Shareholders scheduled to be held on September 16, 2021. Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional mailings and calls to shareholders.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. We urge you to vote your proxy now. You and all other Fund shareholders will benefit from your cooperation. If you have already voted, we appreciate your participation, and you may disregard this notice.

The Tennessee Municipal Bond Fund’s Trustees recommend a vote “FOR” the proposal to approve the Plan of Reorganization providing for the transfer of the assets and liabilities of the Tennessee Municipal Bond Fund into the MFS® Municipal Intermediate Fund, all as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement may be viewed or downloaded at the website listed on your proxy card that was delivered with the proxy materials. If you have any questions regarding the proposal, or need assistance with voting, you may call Di Costa Partners, the Funds’ proxy solicitor, toll-free at 1-833-892-6628.

Your vote is urgently needed!

Please vote now to be sure
your vote is received in time
for the

September 16, 2021

Special Meeting of

Shareholders.

Voting takes only a few minutes.

Thank you for your participation
in this
important matter.

The Tennessee Municipal Bond Fund has made it very easy for you to vote. Choose one of the following methods:
Vote by Phone by calling 1-833-892-6628 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number and follow the prompts.
Vote by Internet by visiting the website noted on the proxy voting card included with your proxy materials.
Vote by Mail by completing, signing, and dating the proxy card and returning it in the prepaid return envelope included with your proxy materials.